Smith Barney Diversified Large Cap Growth Fund
Smith Barney Small Cap Growth Opportunities Fund
Smith Barney Capital Preservation Fund
Smith Barney Capital Preservation Fund II
Smith Barney Short Duration Municipal Income Fund


Sub-Item 77E  (Legal Matters Putative class action lawsuits)

Registrant incorporates by reference Registrant's Supplement dated OCTOBER 26, 2005 filed on OCTOBER 26, 2005.
(Accession No. 0001193125-05-208546)


Sub-Item 77E (Legal Matters Investment Company Act Section
19(a) and 34(b))

Registrant incorporates by reference Registrant's Supplement dated SEPTEMBER 21, 2005 filed on SEPTEMBER 22, 2005.
(Accession No. 0001193125-05-189466)


Sub-Item 77E (Legal Matters Advisers Act Section 206(1) and 206(2))

Registrant incorporates by reference Registrant's Supplement dated JUNE 2, 2005 filed on JUNE 2, 2005.
(Accession No. 0001193125-05-119196)